Exhibit 99.1

For Immediate Release	Contact:	David F. Kirby
Hudson
212-351-7216
david.kirby@hudson.com

Hudson Global Reports 2016 Second Quarter Results
Gross Margin Growth in Key Practices, led by RPO and Talent Management,
with Regional Revenue Growth in Temporary Contracting

NEW YORK, NY - July 28, 2016 - Hudson Global, Inc. (Nasdaq: HSON), a leading global talent solutions company, today announced financial results for the second quarter ended June 30, 2016.

2016 Second Quarter Summary

•
On a reported basis, revenue of $113.1 million declined 7.9 percent from the second quarter of 2015 or 4.2 percent in constant currency. On a retained* basis, revenue declined 0.3 percent but increased 4.1 percent in constant currency.

•
On a reported basis, gross margin of $46.8 million declined 6.7 percent from the second quarter of 2015 or 4.0 percent in constant currency. On a retained* basis, gross margin declined 2.4 percent but increased 0.7 percent in constant currency.

•	Net loss** of $3.1 million, or $0.09 per basic and diluted share, compared with net income of $13.9 million, or $0.41 per basic and diluted share, for the second quarter of 2015.

•
Adjusted EBITDA*** loss of $0.7 million, including $2.5 million of compensation and legal fees related to an arbitration with the company's former chairman and chief executive officer, compared with adjusted EBITDA loss of $0.1 million in the second quarter of 2015. Adjusted EBITDA in second quarter 2016 would have been positive excluding the arbitration expense.

"We are encouraged by the continued gross margin growth in many of our markets, including Australia, New Zealand, Belgium, France and Spain," said Stephen Nolan, chief executive officer at Hudson. "Amidst variable economic conditions around the globe, demand was strong for our services in Temporary Recruitment and Talent Management in particular, with continuing gross margin growth in RPO."
* See reconciliation for retained revenue and gross margin tables at the end of this release.
** Includes continuing and discontinued operations.
*** Adjusted EBITDA and EBITDA are defined in the segment tables at the end of this release.

Strategic Actions

The company's strategic actions are focused on supporting its three core businesses -- Recruitment Process Outsourcing (RPO), Talent Management and Recruitment -- and delivering consistent, sustainable growth and profitability. To this end, we are investing in recruitment businesses and practices that present the greatest potential for profitable growth. In addition, we are facilitating growth and development of the global RPO business. Finally, we are building and differentiating our brand through our unique talent solutions offerings.
Share Repurchase Program

During the second quarter, the company continued its share repurchase program which has an authorization of up to $10 million of the company’s common stock. The company purchased 582,510 shares for $1.4 million as part of the repurchase program during the second quarter. Since the inception of this program in the third quarter of 2015 through the end of the second quarter of 2016, the company has purchased 1,476,257 shares for $3.7 million.

Dividend Program
During the second quarter, the company paid its second quarterly cash dividend of $1.7 million, or $0.05 per share, on June 24, 2016.

Regional Highlights

Americas

In the second quarter, Hudson Americas' gross margin decreased 37 percent on a reported basis compared with the second quarter of 2015 and decreased 8 percent on a retained* basis in constant currency. RPO gross margin declined in the second quarter due primarily to a project completion in 2015, after delivering 18 percent growth in the first quarter of 2016. EBITDA was a loss of $0.2 million in the second quarter, compared with a gain of $15.4 million a year ago, principally due to the company's divestiture of the US IT business in June 2015. The region delivered adjusted EBITDA loss of $45 thousand for the second quarter, compared with a loss of $0.2 million a year ago, as the region benefitted from lower SG&A expenses.

Asia Pacific

Hudson Asia Pacific's gross margin decreased 2 percent in constant currency on a reported basis in the second quarter of 2016 from the same period in 2015. Gross margin growth in Australia/New Zealand of 13 percent was more than offset by a 26 percent decline in Asia, driven by softer conditions in China, compared with the second quarter of 2015. RPO delivered gross margin growth of 10 percent, driven primarily by Australia, up 26 percent from new business and higher volume at existing clients. EBITDA was $0.6 million in the second quarter, compared with a loss of $0.6 million a year ago. Asia Pacific delivered an adjusted EBITDA of $1.3 million, or 2.0 percent of revenue, down from adjusted EBITDA of $2.0 million, or 3.5 percent of revenue, in the second quarter of 2015. Adjusted EBITDA in Australia/New Zealand increased by $0.8 million against prior year due to the growth in RPO and recruitment, offset by declines in Asia.

Europe

Hudson Europe's gross margin increased 2 percent in constant currency on a reported basis from the second quarter of 2015, and 5 percent on a retained* basis. Growth was driven by Continental Europe, with gross margin higher by 12 percent reported and 19 percent retained* in constant currency, with double-digit growth in Belgium, France and Spain. In the U.K., 15 percent gross margin growth in RPO was offset by a 15 percent decline in recruitment. EBITDA was $1.6 million in the second quarter, compared with $3.4 million a year ago, the difference principally due to the company's divestiture of its Netherlands business in April 2015. Adjusted EBITDA was $2.3 million, or 4.9 percent of revenue, in the second quarter of 2016, compared with adjusted EBITDA of $1.1 million, or 2.1 percent of revenue a year ago.

Liquidity and Capital Resources

The company ended the second quarter of 2016 with $44.8 million in liquidity, composed of $24.9 million in cash and $19.8 million in availability under its credit facilities. This compares with $31.9 million in cash and $18.3 million in availability under its credit facilities at the end of the first quarter of 2016. The company used $4.3 million in cash flow from operations during the second quarter, including $3.4 million of compensation, benefits and legal fees related to an arbitration with the company's former chairman and chief executive officer. This compares with $4.6 million use of cash in the second quarter of 2015. The company had $7.2 million in outstanding borrowings at the end of the second quarter of 2016, all in Australia.

Business Outlook

With respect to forward-looking non-GAAP measures, a reconciliation of the non-GAAP measures to the corresponding GAAP measures is not available without unreasonable efforts due to the variability, complexity and low visibility of the non-cash and other items described below that we exclude from the non-GAAP outlook measures. The variability of these items is likely to have a significant impact on our future GAAP financial results.

Given current economic conditions and summer holidays in Europe, the company expects third quarter 2016 revenue of between $105 million and $115 million and adjusted EBITDA of between negative $0.5 million and positive $1.0 million at prevailing exchange rates. In the third quarter of 2015, revenue was $110.0 million and adjusted EBITDA was a loss of $0.2 million. This outlook assumes an average exchange rate of 1.32 US Dollars to the British Pound, 1.10 US Dollars to the Euro and 0.74 US Dollars to the Australian Dollar.

Conference Call/Webcast

Hudson will conduct a conference call today at 10:00 a.m. ET to discuss this announcement. Individuals wishing to listen can access the webcast on the investor information section of the company's web site at Hudson.com.

The archived call will be available on the investor information section of the company's web site at Hudson.com.

About Hudson

Hudson is a global talent solutions company with expertise in leadership and specialized recruitment, recruitment process outsourcing, talent management and contracting solutions. We help our clients and candidates succeed by leveraging our expertise, deep industry and market knowledge, and proprietary assessment tools and techniques. Operating around the globe through relationships with millions of specialized professionals, we bring an unparalleled ability to match talent with opportunities by assessing, recruiting, developing and engaging the best and brightest people for our clients. We combine broad geographic presence, world-class talent solutions and a tailored, consultative approach to help businesses and professionals achieve higher performance and outstanding results. More information is available at Hudson.com.

Forward-Looking Statements

This press release contains statements that the company believes to be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the company's future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions' that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, global economic fluctuations; the company’s ability to successfully achieve its strategic initiatives; risks related to fluctuations in the company's operating results from quarter to quarter; the ability of clients to terminate their relationship with the company at any time; competition in the company's markets; the negative cash flows and operating losses that may recur in the future; restrictions on the company's operating flexibility due to the terms of its credit facilities; risks associated with the company's investment strategy; risks related to international operations, including foreign currency fluctuations; the company's dependence on key management personnel; the company's ability to attract and retain highly skilled professionals; the company's ability to collect accounts receivable; the company’s ability to maintain costs at an acceptable level; the company's heavy reliance on information systems and the impact of potentially losing or failing to develop technology; risks related to providing uninterrupted service to clients; the company's exposure to employment-related claims from clients, employers and regulatory authorities, current and former employees in connection with the company’s business reorganization initiatives and limits on related insurance coverage; the company’s ability to utilize net operating loss carry-forwards; volatility of the company's stock price; the impact of government regulations; and restrictions imposed by blocking arrangements. Additional information concerning these and other factors is contained in the company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Financial Tables Follow

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue	$113,067	$122,743	$214,294	$247,060
Direct costs	66,228	72,521	126,193	148,934
Gross margin	46,839	50,222	88,101	98,126
Operating expenses:
Selling, general and administrative expenses	48,315	53,550	91,957	105,716
Depreciation and amortization	805	974	1,493	2,085
Business reorganization expenses	144	2,060	781	3,403
Total operating expenses	49,264	56,584	94,231	111,204
Gain (loss) on sale and exit of businesses	—	20,005	—	20,005
Operating income (loss)	(2,425)	13,643	(6,130)	6,927
Non-operating income (expense):
Interest income (expense), net	(101)	(369)	(155)	(449)
Other income (expense), net	(13)	(40)	(150)	(27)
Income (loss) from continuing operation before provision for income taxes	(2,539)	13,234	(6,435)	6,451
Provision for (benefit from) income taxes from continuing operations	808	460	482	331
Income (loss) from continuing operations	(3,347)	12,774	(6,917)	6,120
Income (loss) from discontinued operations, net of income taxes	209	1,103	292	919
Net income (loss)	$(3,138)	$13,877	$(6,625)	$7,039
Basic and diluted earnings (loss) per share:
Basic and diluted earnings (loss) per share from continuing operations	$(0.10)	$0.38	$(0.21)	$0.18
Basic and diluted earnings (loss) per share from discontinued operations	0.01	0.03	0.01	0.03
Basic and diluted earnings (loss) per share	$(0.09)	$0.41	$(0.20)	$0.21
Weighted-average shares outstanding:
Basic	33,252	33,525	33,434	33,296
Diluted	33,252	33,525	33,434	33,296

HUDSON GLOBAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$24,939	$37,663
Accounts receivable, less allowance for doubtful accounts of $792 and $860, respectively	67,368	62,420
Prepaid and other	4,811	5,979
Current assets of discontinued operations	38	81
Total current assets	97,156	106,143
Property and equipment, net	7,385	7,928
Deferred tax assets, non-current	7,018	6,724
Other assets	4,369	4,154
Total assets	$115,928	$124,949
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,963	$5,184
Accrued expenses and other current liabilities	43,138	40,344
Short-term borrowings	7,163	2,368
Accrued business reorganization expenses	1,757	2,252
Current liabilities of discontinued operations	596	1,443
Total current liabilities	56,617	51,591
Deferred rent and tenant improvement contributions	3,562	4,244
Income tax payable, non-current	2,240	2,279
Other non-current liabilities	4,752	5,655
Total liabilities	67,171	63,769
Stockholders’ equity:
Preferred stock, $0.001 par value, 10,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.001 par value, 100,000 shares authorized; issued 35,208 and 35,260 shares, respectively	34	34
Additional paid-in capital	481,942	480,816
Accumulated deficit	(438,313)	(428,287)
Accumulated other comprehensive income	9,121	10,292
Treasury stock, 1,597 and 646 shares, respectively, at cost	(4,027)	(1,675)
Total stockholders’ equity	48,757	61,180
Total liabilities and stockholders' equity	$115,928	$124,949

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE
(in thousands)
(unaudited)

For The Three Months Ended June 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,661	$62,039	$47,367	$—	$113,067
Gross margin, from external customers	$3,180	$22,416	$21,243	$—	$46,839
Adjusted EBITDA (loss) (1)	$(45)	$1,259	$2,308	$(4,244)	$(722)
Business reorganization expenses (recovery)	(22)	77	109	(20)	144
Stock-based compensation expense	47	118	93	496	754
Non-operating expense (income), including corporate administration charges	108	489	553	(1,137)	13
EBITDA (loss) (1)	$(178)	$575	$1,553	$(3,583)	$(1,633)
Depreciation and amortization expenses					805
Interest expense (income), net					101
Provision for (benefit from) income taxes					808
Income (loss) from continuing operations					$(3,347)
Income (loss) from discontinued operations, net of income taxes					209
Net income (loss)					$(3,138)

For The Three Months Ended June 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$10,183	$57,374	$55,186	$—	$122,743
Gross margin, from external customers	$5,081	$23,820	$21,321	$—	$50,222
Adjusted EBITDA (loss) (1)	$(244)	$1,996	$1,049	$(2,904)	$(103)
Business reorganization expenses (recovery)	(5)	325	520	1,220	2,060
Stock-based compensation expense	462	708	761	1,294	3,225
Gain (loss) on sale and exit of businesses	15,938	—	4,067	—	20,005
Non-operating expense (income), including corporate administration charges	(207)	1,593	386	(1,732)	40
EBITDA (loss) (1)	$15,444	$(630)	$3,449	$(3,686)	$14,577
Depreciation and amortization expenses					974
Interest expense (income), net					369
Provision for (benefit from) income taxes					460
Income (loss) from continuing operations					$12,774
Income (loss) from discontinued operations, net of income taxes					1,103
Net income (loss)					$13,877

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - QUARTER TO DATE (continued)
(in thousands)
(unaudited)

For The Three Months Ended March 31, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,837	$51,071	$46,319	$—	$101,227
Gross margin, from external customers	$3,341	$18,771	$19,150	$—	$41,262
Adjusted EBITDA (loss) (1)	$241	$(152)	$471	$(2,569)	$(2,009)
Business reorganization expenses (recovery)	(16)	197	484	(28)	637
Stock-based compensation expense	28	80	44	219	371
Non-operating expense (income), including corporate administration charges	67	802	273	(1,005)	137
EBITDA (loss) (1)	$162	$(1,231)	$(330)	$(1,755)	$(3,154)
Depreciation and amortization expenses					688
Interest expense (income), net					54
Provision for (benefit from) income taxes					(326)
Income (loss) from continuing operations					$(3,570)
Income (loss) from discontinued operations, net of income taxes					83
Net income (loss)					$(3,487)

For The Three Months Ended September 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$3,735	$55,609	$50,684	$—	$110,028
Gross margin, from external customers	$3,176	$23,376	$18,593	$—	$45,145
Adjusted EBITDA (loss) (1)	$(321)	$2,324	$149	$(2,369)	$(217)
Business reorganization expenses (recovery)	589	336	1,278	61	2,264
Stock-based compensation expense	—	—	—	203	203
Gain (loss) on sale and exit of businesses	(20)	—	(167)	—	(187)
Non-operating expense (income), including corporate administration charges	99	308	798	(1,447)	(242)
EBITDA (loss) (1)	$(1,029)	$1,680	$(2,094)	$(1,186)	$(2,629)
Depreciation and amortization expenses					955
Interest expense (income), net					93
Provision for (benefit from) income taxes					(1,648)
Income (loss) from continuing operations					$(2,029)
Income (loss) from discontinued operations, net of income taxes					(55)
Net income (loss)					$(2,084)

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
SEGMENT ANALYSIS - YEAR TO DATE (continued)
(in thousands)
(unaudited)

For The Six Months Ended June 30, 2016	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$7,498	$113,110	$93,686	$—	$214,294
Gross margin, from external customers	$6,520	$41,187	$40,394	$—	$88,101
Adjusted EBITDA (loss) (1)	$198	$1,105	$2,779	$(6,812)	$(2,730)
Business reorganization expenses (recovery)	(38)	274	593	(48)	781
Stock-based compensation expense	76	198	137	715	1,126
Non-operating expense (income), including corporate administration charges	175	1,289	826	(2,140)	150
EBITDA (loss) (1)	$(15)	$(656)	$1,223	$(5,339)	$(4,787)
Depreciation and amortization expenses					1,493
Interest expense (income), net					155
Provision for (benefit from) income taxes					482
Income (loss) from continuing operations					(6,917)
Income (loss) from discontinued operations, net of income taxes					292
Net income (loss)					$(6,625)

For The Six Months Ended June 30, 2015	Hudson Americas	Hudson Asia Pacific	Hudson Europe	Corporate	Total
Revenue, from external customers	$21,161	$110,514	$115,385	$—	$247,060
Gross margin, from external customers	$9,702	$44,697	$43,727	$—	$98,126
Adjusted EBITDA (loss) (1)	$(1,067)	$2,924	$1,053	$(6,742)	$(3,832)
Business reorganization expenses (recovery)	417	333	1,400	1,253	3,403
Stock-based compensation expense	555	746	790	1,667	3,758
Gain (loss) on sale and exit of businesses	15,938	—	4,067	—	20,005
Non-operating expense (income), including corporate administration charges	85	1,672	1,632	(3,362)	27
EBITDA (loss) (1)	$13,814	$173	$1,298	$(6,300)	$8,985
Depreciation and amortization expenses					2,085
Interest expense (income), net					449
Provision for (benefit from) income taxes					331
Income (loss) from continuing operations					6,120
Income (loss) from discontinued operations, net of income taxes					919
Net income (loss)					$7,039

(1)
Non-GAAP earnings before interest, income taxes, and depreciation and amortization (“EBITDA”) and non-GAAP earnings before interest, income taxes, depreciation and amortization, non-operating income, goodwill and other impairment charges, business reorganization expenses, stock-based compensation expense and other expenses (“Adjusted EBITDA”) are presented to provide additional information about the company's operations on a basis consistent with the measures which the company uses to manage its operations and evaluate its performance. Management also uses these measurements to evaluate capital needs and working capital requirements. EBITDA and adjusted EBITDA should not be considered in isolation or as a substitute for operating income, cash flows from operating activities, and other income or cash flow statement data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. Furthermore, EBITDA and adjusted EBITDA as presented above may not be comparable with similarly titled measures reported by other companies.

HUDSON GLOBAL, INC.
RECONCILIATION FOR CONSTANT CURRENCY
(in thousands) (unaudited)

The company operates on a global basis, with the majority of its gross margin generated outside of the United States. Accordingly, fluctuations in foreign currency exchange rates can affect its results of operations. Constant currency information compares financial results between periods as if exchange rates had remained constant period-over-period. The company currently defines the term “constant currency” to mean that financial data for a previously reported period are translated into U.S. dollars using the same foreign currency exchange rates that were used to translate financial data for the current period. Changes in revenue, gross margin, selling, general and administrative expenses ("SG&A"), business reorganization expenses and other non-operating income (expense), operating income (loss) and EBITDA (loss) include the effect of changes in foreign currency exchange rates. Variance analysis usually describes period-to-period variances that are calculated using constant currency as a percentage. The company’s management reviews and analyzes business results in constant currency and believes these results better represent the company’s underlying business trends. The company believes that these calculations are a useful measure, indicating the actual change in operations. There are no significant gains or losses on foreign currency transactions between subsidiaries. Therefore, changes in foreign currency exchange rates generally impact only reported earnings.

	Three Months Ended June 30,
	2016	2015
	As	As	Currency	Constant
	reported	reported	translation	currency
Revenue:
Hudson Americas	$3,661	$10,183	$(8)	$10,175
Hudson Asia Pacific	62,039	57,374	(2,493)	54,881
Hudson Europe	47,367	55,186	(2,166)	53,020
Total	$113,067	$122,743	$(4,667)	$118,076
Gross margin:
Hudson Americas	$3,180	$5,081	$(8)	$5,073
Hudson Asia Pacific	22,416	23,820	(1,017)	22,803
Hudson Europe	21,243	21,321	(428)	20,893
Total	$46,839	$50,222	$(1,453)	$48,769
SG&A (1):
Hudson Americas	$3,246	$5,787	$(9)	$5,778
Hudson Asia Pacific	21,217	22,323	(895)	21,428
Hudson Europe	19,108	21,244	(495)	20,749
Corporate	4,744	4,196	—	4,196
Total	$48,315	$53,550	$(1,399)	$52,151
Business reorganization expenses:
Hudson Americas	$(22)	$(5)	$—	$(5)
Hudson Asia Pacific	77	325	(19)	306
Hudson Europe	109	520	1	521
Corporate	(20)	1,220	—	1,220
Total	$144	$2,060	$(18)	$2,042
Operating income (loss):
Hudson Americas	$(76)	$15,130	$—	$15,130
Hudson Asia Pacific	626	391	(66)	325
Hudson Europe	1,918	3,615	63	3,678
Corporate	(4,893)	(5,493)	—	(5,493)
Total	$(2,425)	$13,643	$(3)	$13,640
EBITDA (loss):
Hudson Americas	$(178)	$15,444	$(4)	$15,440
Hudson Asia Pacific	575	(630)	(31)	(661)
Hudson Europe	1,553	3,449	34	3,483
Corporate	(3,583)	(3,686)	—	(3,686)
Total	$(1,633)	$14,577	$(1)	$14,576

(1)	SG&A is a measure that management uses to evaluate the segments’ expenses.

HUDSON GLOBAL, INC.
RECONCILIATION FOR RETAINED REVENUE AND GROSS MARGIN
(in millions) (unaudited)

Revenue, Q2 2016 vs Q2 2015
	Reported			Retained (1)
	Q2 2016	Variance vs Q2 2015	Constant Currency	Q2 2016	Variance vs Q2 2015	Constant Currency
Americas	$3.7	(64.0)%	(64.0)%	$3.7	(7.5)%	(7.3)%
Asia Pacific	62.0	8.1%	13.0%	62.0	8.1%	13.0%
Europe	47.4	(14.2)%	(10.7)%	47.4	(9.1)%	(4.8)%
Total	$113.1	(7.9)%	(4.2)%	$113.1	(0.3)%	4.1%

Gross Margin, Q2 2016 vs Q2 2015
	Reported			Retained (1)
	Q2 2016	Variance vs Q2 2015	Constant Currency	Q2 2016	Variance vs Q2 2015	Constant Currency
Americas	$3.2	(37.4)%	(37.3)%	$3.2	(8.3)%	(8.1)%
Asia Pacific	22.4	(5.9)%	(1.7)%	22.4	(5.9)%	(1.7)%
Europe	21.2	(0.4)%	1.7%	21.2	2.8%	5.2%
Total	$46.8	(6.7)%	(4.0)%	$46.8	(2.4)%	0.7%

(1)
Retained revenue and gross margin and divested revenue and gross margin are non-GAAP terms that management believes provide a better understanding of the underlying revenue and gross margin trends in the business following the divestitures in the second quarter of 2015. Divested revenue and gross margin includes such items attributable to the following businesses: the Americas IT staffing business, the Netherlands business, Ukraine, Czech Republic, Slovakia and Luxembourg. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to, not as a substitute for, Hudson’s financial results presented in accordance with GAAP. The above table provides a reconciliation of the non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure.